                                                                EXHIBIT 99(a)(5)

                                   CONECTIV

  OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING
                    SERIES OF CUMULATIVE PREFERRED STOCK OF
                        ATLANTIC CITY ELECTRIC COMPANY

                                           OUTSTANDING   CUSIP   PURCHASE PRICE
TITLE OF SERIES OF PREFERRED                 SHARES     NUMBER    (PER SHARE)
----------------------------               ----------- --------- --------------
CUMULATIVE PREFERRED STOCK ($100 PAR
 VALUE)
4% Series.................................   77,000    048303200    $ 81.60
                                                          and
                                                       048303903
4.10% Series..............................   72,000    048303770    $ 83.50
4.35% Series..............................   15,000    048303762    $ 88.60
4.35% 2nd Series..........................   36,000    048303507    $ 88.60
4.75% Series..............................   50,000    048303309    $ 96.75
5% Series.................................   50,000    048303788    $100.00

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 14, 1998, UNLESS THE OFFER IS EXTENDED.


                                                             September 10, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated September 10, 1998, and a separate Letter of Transmittal and Proxy for each series of preferred stock listed above (each a "Series of Preferred") of Atlantic City Electric Company (the "Company"), a New Jersey corporation and direct utility subsidiary of Conectiv ("Conectiv"), of which you own shares. As to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer" of Conectiv to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above, net to the seller in cash, upon the terms and subject to the conditions of the Offer. Conectiv will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred. Preferred Shareholders (including Preferred Shareholders who acquire Shares subsequent to the Record Date) who wish to tender their Shares pursuant to the Offer must vote in favor of the proposed amendment to the Company's Charter, as set forth in the Offer to Purchase and Proxy Statement (the "Proposed Amendment"). The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting (as defined in the Offer to Purchase and Proxy Statement). In addition, Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. See "Proposed Amendment and Proxy Solicitation," "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period, Termination; Amendments" in the Offer to Purchase and Proxy Statement.

  IN ORDER TO VALIDLY TENDER SHARES PURSUANT TO THE OFFER, PREFERRED SHAREHOLDERS WHO ACQUIRE SHARES DURING THE PERIOD BEGINNING TWO BUSINESS DAYS PRIOR TO THE RECORD DATE AND UP TO AND INCLUDING THE EXPIRATION DATE MUST OBTAIN AN ASSIGNMENT OF PROXY FROM THE SELLER OF SUCH SHARES AND VOTE SUCH PROXY IN FAVOR OF THE PROPOSED AMENDMENT. IN ORDER TO FACILITATE THE TRANSFER OF SHARES DURING THE PERIOD DESCRIBED ABOVE, THE SHARES OF EACH SERIES OF PREFERRED WILL TRADE "WITH PROXY" IN THE OVER-THE-COUNTER MARKET. SETTLEMENT OF ALL TRADES DURING THE PERIOD DESCRIBED ABOVE SHOULD INCLUDE AN ASSIGNMENT OF PROXY FROM THE SELLER.

  The Shares will trade, during the period which begins two business days prior to the Record Date and which will end at the close of business on the Expiration Date, in the over-the-counter market "with proxy." A Preferred Shareholder who acquires Shares during this period must obtain, or have its authorized representative obtain, an assignment of proxy (which is included in the applicable Letter of Transmittal and Proxy) at settlement from the seller. The National Association of Securities Dealers, Inc. (the "NASD") and The Depository Trust Company have issued notices informing their members and participants that the Shares are trading "with proxy" and that settlement of all trades during the period described above should include an assignment of proxy from the seller.

  WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

    (1) The Offer is for any and all Shares outstanding as of September 10, 1998. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

    (2) The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on October 14, 1998, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.

    (3) Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment. The Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting.

    (4) Preferred Shareholders have the right to vote in favor of the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is approved and adopted, the Company will make a special cash payment in the amount of $1.00 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, provided that such Shares have not been tendered pursuant to the Offer.

    (5) Any stock transfer taxes applicable to the sale of Shares to Conectiv pursuant to the Offer will be paid by Conectiv, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

  NEITHER CONECTIV, THE COMPANY, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

  If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

  The Offer is being made to all holders of Shares. Conectiv is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Conectiv becomes aware of any valid state statute prohibiting the making of the Offer, Conectiv will make a good faith effort to comply with such statute. If, after such good faith effort, Conectiv cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Conectiv by the Dealer Manager (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                 INSTRUCTIONS

WITH RESPECT TO OFFER TO PURCHASE BY CONECTIV FOR CASH ANY AND ALL OUTSTANDING
  SHARES OF THE PREFERRED STOCK OF, AND PROXY SOLICITATION BY, ATLANTIC CITY
                               ELECTRIC COMPANY

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated September 10, 1998, and a separate Letter of Transmittal and Proxy for each series of preferred stock of Atlantic City Electric Company (the "Company") (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer") in connection with the invitation of Conectiv ("Conectiv") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of the Company.

  This will instruct you to tender to Conectiv the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

         SERIES OF PREFERRED                NUMBER OF SHARES TO BE TENDERED*


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________


_____________________________________     _____________________________________

  You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all Shares which the undersigned is entitled to vote at the Special Meeting.**

  [_]FOR                       [_]AGAINST                       [_]ABSTAIN

                                   SIGN HERE

Signature(s): _________________________________________________________________

Name(s): ______________________________________________________________________

Address: ______________________________________________________________________

Dated: __________________________________________________________________, 1998

Social Security or Taxpayer Identification No.: _______________________________
--------
 * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.